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           THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
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           [MANULIFE FINANCIAL LOGO]                   [VENTURE LOGO]

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Flexible Payment Deferred Combination Fixed and Variable Annuity Application.
Payment (or original of exchange/transfer request) must accompany Application. Please make check payable to MANULIFE NORTH AMERICA (the "Company") and address
to: P.O. BOX 9230, BOSTON, MA 02205-9230.                           800-344-1029
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1. Account Registration (Please Print)
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Owner (Applicant-Must be completed)

Name*
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         First        Middle           Last

Address
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         Street

-------------------------------------------------
         City         State            Zip

Sex / /M  / /F      Date of Birth  / /  / /  / /
                                  Month Day Year

Daytime Phone Number: (   )
                           ----------------------

/ / / / / / / / / /    or    / / / / / / / / / /
Social Security Number         Tax ID Number

Client Brokerage Acct.#:
                        -------------------------

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Co-Owner (Complete if applicable)

Name*
-------------------------------------------------
         First        Middle           Last

Sex / /M  / /F      Date of Birth  / /  / /  / /
                                  Month Day Year

/ / / / / / / / / /    or    / / / / / / / / / /
Social Security Number         Tax ID Number

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Annuitant (If different from Owner)

Name*
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         First        Middle           Last

Address
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         Street

-------------------------------------------------
         City         State            Zip

Sex / /M  / /F      Date of Birth  / /  / /  / /
                                  Month Day Year

/ / / / / / / / / /
Social Security Number

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Co-Annuitant (Complete if applicable)

Name*
-------------------------------------------------
         First        Middle           Last

Sex / /M  / /F      Date of Birth  / /  / /  / /
                                  Month Day Year

/ / / / / / / / / /
Social Security Number

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Group Holder (NJ, PA, SC, TX, WA Only)
In certain states, certificates are issued under a Master Group contract.

Name                 Venture Trust
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Address              G706114/G706115
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2. INVESTMENT ALLOCATION
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$               Allocate payment with application as indicated below (must total
100%) (Minimum initial payment of $2,000 qualified; $5,000 non-qualified):


Payment Method:  / / Check     / / Wire    / / 1035 Exchange
                 / / Transfer/Rollover     / / Other
                                                     --------


   % MAC Pacific Rim Emerging Markets (008)
---

   % **Merrill Lynch Developing Capital Markets Focus (117)
---

   % T. Rowe Price Science & Technology (016)
---

   % Founders Int'l Small Cap (006)
---

   % AIM Aggressive Growth (022)
---

   % Franklin Emerging Small Company (020)
---

   % CGTC Small Company Blend (070)
---

   % AIM Mid Cap Growth (011)
---

   % Wellington Management Mid Cap Stock (074)
---

   % Fidelity Overseas (013)
---

   % Rowe Price-Fleming Int'l Stock (024)
---

   % Templeton Int'l Value (078)
---

   % Fidelity Mid Cap Blend (001)
---

   % AXA Rosenberg Small Company Value (119)
---

   % MSAM Global Equity (009)
---

   % **Merrill Lynch Special Value Focus (116)
---

   % SSgA Growth (005)
---

   % Fidelity Large Cap Growth (004)
---

   % MAC Quantitative Equity (065)
---

   % T. Rowe Price Blue Chip Growth (012)
---

   % MAC Real Estate Securities (068)
---

   % MAS Value (066)
---

   % **Merrill Lynch Basic Value Focus (115)
---

   % Wellington Management Growth & Income (017)
---

   % CGTC U.S. Large Cap Value (064)
---

   % T. Rowe Price Equity-Income (007)
---

   % CGTC Income & Value (003)
---

   % Founders Balanced (071)
---

   % MAS High Yield (076)
---

   % SaBAM Strategic Bond (015)
---

   % PIMCO Global Bond (010)
---

   % PIMCO Total Return (174)
---

   % Wellington Management Inv Quality Bond (018)
---

   % CGTC Diversified Bond (002)
---

   % SaBAM U.S. Gov't Securities (014)
---

   % MAC Money Market (019)
---


Lifestyle Portfolios

   % Aggr 1000 (183)             % Growth 820 (182)
---                           ---

   % Bal 640 (181)               % Mod 460 (180)
---                           ---

   % Cons 280 (179)
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Fixed Accounts
Fixed accounts not available in WA if GRIP is elected.
(1) 3-, 5- and 7-year fixed accounts are not available in FL, MD, OR.

   % 1 Yr (021)                  % 3 Yr (023) (1)
---                           ---

   % 5 Yr (025) (1)              % 7 Yr (027) (1)
---                           ---

**These portfolios are not available for any ERISA governed plan.

*Unless subsequently changed in accordance with terms of Contract issued.
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3. BENEFICIARIES (Enclose signed letter if more information is required.)

Name*
     -----------------------------------------------------------------
        First       Middle         Last      Relationship        %


Date of Birth  /    /   /  /  /   /       / / / / / / / / / /
               Month    Day   Year      Social Security Number


Name*
     -----------------------------------------------------------------
        First       Middle         Last      Relationship        %


Date of Birth  /    /   /  /  /   /       / / / / / / / / / /
               Month    Day   Year      Social Security Number


Contingent Beneficiary
Name*
     -----------------------------------------------------------------
        First       Middle         Last      Relationship


Date of Birth  /    /   /  /  /   /       / / / / / / / / / /
               Month    Day   Year      Social Security Number



4. RIDERS (Optional)

/ /No  / /Yes       GRIP (Guaranteed Retirement Income Program)
(Irrevocable)         Not available in all states.
                    Do you choose to elect the Guaranteed Retirement Income
                      Program (GRIP) benefit?
                    If "Yes," there is an additional 0.25% annual fee, charged on each contract anniversary. See prospectus for details.
                    Fixed accounts not available in WA if GRIP is elected.



5.  PLAN SPECIFICS (Must be completed)

Type of Plan:       / / Non-Qualified (minimum $5,000)
                    / / 1035 Exchange, Cost Basis $---------

Qualified           / / IRA Tax Year -------        / / Simple IRA
(minimum $2,000)    / / IRA Rollover                / / SEP IRA
                    / / IRA Transfer                / / Roth IRA
                    / / Keogh (HR-10)               / / 401(k)
                    / / 403(b) Check if ERISA / /   / / 457
                    / / Money Purchase              / / Defined Benefit
                    / / Profit Sharing
                    / / Other -----------

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/ / No   / / Yes    Has Annuitant or applicant(s) any existing annuities or
                    insurance?
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/ / No   / / Yes    Will the purchase of this Annuity replace or change any
                      other insurance or annuity?
                    If "Yes," state company and contract number in Remarks,
                      and attach replacement forms.
                    If 1035 exchange, or any other transfer of assets, attach
                      original of exchange form or letter.
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Remarks:


6. SIGNATURES (All participants must sign application, including Irrevocable Beneficiary, if designated.)

Notice to Applicant: FOR FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

FOR NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an insurance policy is subject to criminal and civil penalties.

FOR ARKANSAS, KENTUCKY, MAINE, NEW MEXICO, OHIO AND PENNSYLVANIA RESIDENTS ONLY:
Any person who knowingly and with intent to defraud any insurance company or other person files an application or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

Statement of Applicant: I/We agree that the Contract I/we have applied for shall not take effect until the later of: (1) the issuance of the Contract, or
(2) receipt by the Company at its Annuity Service Office of the first payment required under the Contract. The information herein is true and complete to the best of my/our knowledge and belief and is correctly recorded. I/We agree to be bound by the representations made in this application. The Contract I/we have applied for is suitable for my/our insurance investment objectives, financial situation and needs. I/We understand that unless I/we/elect otherwise in the Remarks section, the Maturity Date will be the later of the Annuitant's 85th birthday, or 10 years from the Contract Date (IRAs and certain qualified retirement plans may require distributions to begin by age 70-1/2).

I/WE ACKNOWLEDGE RECEIPT OF THE MOST CURRENT PROSPECTUS AND UNDERSTAND THAT ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THE CONTRACT APPLIED FOR, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


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Signed in (State)       Date Signed        Signature of          Signature of
                                           Owner/Applicant       Co-Owner


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Signature of              Signature of                 Signature of
Annuitant                 Co-Annuitant                 Irrevocable Beneficiary
(if different             (if different                (if designated)
 from Owner)             from Co-Owner)


Statement of Agent:
A. / / No   / / Yes      Will this contract replace or change any existing life
                         insurance or annuity in this or any other company?
                         If "Yes," please explain under Remarks.

B. / / Plan B (formerly T)    (Default as defined in Selling Agreement.)
   / / Plan C (formerly NT)

C. I certify I am authorized and qualified to discuss the Contract herein applied for.


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Signature           Print Full Name             Name of Firm
of Agent

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Agent Number      Agent Phone Number       State License         Date of
                                           ID Number             Prospectus


* Unless subsequently changed in accordance with terms of Contract issued.

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Initial next to VENTURE service option(s) you wish to elect. (Service options operate exclusive of one another.)

/ / Owner MUST initial here to elect this option.

Telephone Transfer Authorization


I authorize the Company to act on transfer instructions given by telephone from any person who can furnish proper identification. Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with a telephone transfer if the Company or such other person acted on telephone transfer instructions in good faith in reliance on this authorization.


/ / Owner MUST initial here to elect this option.

Telephone Withdrawal Authorization


I authorize the Company to act on withdrawal instructions given from any person who can furnish proper identification by telephone. Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with a telephone withdrawal if the Company or such other person acted on telephone withdrawal instructions in good faith in reliance on this authorization. The minimum withdrawal amount is $1,000.

Withdrawal instructions may authorize Partial Withdrawals of up to $50,000.00 per account. (Full withdrawals are not permitted by telephone.) The check may only be payable to the owner of record (who must be individual and may be mailed only to the address of record. The Company will not allow telephone withdrawals for the following accounts: a) An account on which the address has been changed in the last 30 days, b) Accounts over which a person has Power of Attorney, c) 403(b) accounts for which the owner is under 59 1/2, d) Custodial accounts, and e) Accounts with Market Timers as owners.


/ / Owner MUST initial here to elect this option.

Automatic Rebalancing


If marked, the policyholder's contract value, excluding amounts in the fixed account investment options, will be automatically rebalanced to maintain the rebalancing percentage levels in the variable portfolios based on the current total value of the eligible portfolios on the day of rebalancing.

You may change the rebalancing percentages or terminate your participation in the program by providing the Company with a completed Automatic Rebalancing Authorization form or by providing instructions via telephone to an authorized Company representative prior to the day the rebalancing will occur.

If a policyholder elects to participate in Automatic Rebalancing, the total value of the variable portfolios must be included in the program. Therefore, fund exchanges and subsequent payments received and applied to portfolios in percentages different from the current rebalancing allocation will be rebalanced at the next date of rebalancing unless the subsequent payments are allocated to the fixed account investment options.

Rebalancing will occur on the 25th of the month (or next business day), please indicate frequency. If no frequency is indicated, then Automatic Rebalancing will occur Quarterly:

/ / Quarterly     / / Semi-Annually (June & December)  / / Annually (December)

Rebalancing percentages as indicated by variable Investment Allocations elected on the first page of the application, unless subsequently changed.


/ / Owner MUST initial here to elect this option.

Dollar Cost Averaging* (Minimum Payment $6,000)


I authorize the Company to transfer an amount (minimum $100) each month as indicated below. Transfers are available from all variable and the one-year fixed investment options. A maximum of 10% from the one-year fixed investment option may be transferred monthly (10% maximum waived for promotional DCA programs). Please make first transfer on --/--/-- (mm/dd/yy).

START DATE: ----------- (Indicate day of month excluding 29th, 30th, or 31st.) If application is received AFTER the requested start date, transfers will commence on the requested day of the following month. If no start date is indicated or the selected start date falls on a weekend or holiday, transfers will commence on the next available business day.


Length of Transfer Period:  / / Indefinitely (or as long as all source funds have balances.)

                            / / ----- Months


Source Fund                             Monthly Amount

----------------------------------      $-----------------------


Destination Fund                        Monthly Amount to Destination Fund

----------------------------------      $-----------------------

----------------------------------      $-----------------------

----------------------------------      $-----------------------




   *Unless subsequently changed in accordance with terms of Contract issued.




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Initial next to VENTURE service option(s) you wish to elect. (Service options operate exclusive of one another.)

/ / Owner MUST initial here to elect this option.                   Income Plan*
                                                       (Minimum Payment $12,000)

I authorize withdrawals (minimum $100) from my Contract Value to commence as indicated below. A maximum of 10% of payments may be withdrawn annually. When utilizing the Income Plan, I agree that if any debit/transfer is erroneously received by the bank indicated on the enclosed voided check, or is not honored upon presentation, any accumulation units may be canceled, and agree to hold the Company harmless from any loss due to such electronic debits/transfers.


              $_______ prorata from active variable portfolios OR

              From: _________________________ $__________________

              From: _________________________ $__________________

              From: _________________________ $__________________

              From: _________________________ $__________________

              From: _________________________ $__________________

INDICATE FREQUENCY:  / / Monthly or / / Quarterly (January, April, July and
                     October)
                     Day of Withdrawal: / / 1st / / 7th / / 16th or / / 26th

FEDERAL TAX INFORMATION (If no selection is made, the Company will NOT withhold taxes.)

CHOOSE ONE:          / / Do not withhold Federal Income Taxes
                     / / Withhold the 10% minimum (20% for 403(b) TSA accounts)
                         for Federal Income Tax
                     / / Withhold $______________

[    ]  I wish to utilize Electronic Funds Transfer in the processing of my
        Income Plan (may take 20 business days).
        A VOIDED CHECK MUST BE ATTACHED.

Or, if different from owner, make check payable to:

________________________________________________________________________________
First                        Middle                     Last

________________________________________________________________________________
Street                        City                      State         Zip

(Allow 7 business days for receipt of check.)

/ / Owner MUST initial here to elect this option.         Guarantee Plus Program
                                                        (Minimum Payment $5,000)

The Company will allocate a portion of the payment with this application to the 7-year Fixed Account, such that, at the end of the 7-year period, the account will have grown to an amount at least equal to the total payment. The remaining balance will be allocated proportionately according to the investment selections on the application, which should total 100% excluding the amount allocated to the 7-year Fixed Account.

THIS OPTION IS NOT AVAILABLE IN FL, MD AND OR.


/ / Owner MUST initial here to elect this option. Check Plus-Automatic Purchase*

I authorize the Company to collect $______ (minimum $30) starting the month of __________ by initiating electronic debit entries to my bank account with the following frequency: / / Monthly: / / 5th or / / 20th / / Quarterly (20th of January, April, July and October). When utilizing Check Plus, I agree that if any debit/transfer is erroneously received by the bank indicated on the enclosed voided check, or is not honored upon presentation, any accumulation units may be canceled, and agree to hold the Company harmless from any loss due to such electronic debits/transfers. (A VOIDED CHECK MUST BE ATTACHED.)


   *Unless subsequently changed in accordance with terms of Contract issued.